     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 28, 1996

                                                           REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                               THE DII GROUP, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                DELAWARE                                84-1224426
      (STATE OR OTHER JURISDICTION          (I.R.S. EMPLOYER IDENTIFICATION NO.)
    OF INCORPORATION OR ORGANIZATION)


    6273 MONARCH PARK PLACE, SUITE 200                    80503
             NIWOT, COLORADO                            (ZIP CODE)
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)


                               THE DII GROUP, INC.
                            1994 STOCK INCENTIVE PLAN
                            (FULL TITLE OF THE PLAN)


                              CARL R. VERTUCA, JR.
                               THE DII GROUP, INC.
                       6273 MONARCH PARK PLACE, SUITE 200
                              NIWOT, COLORADO 80503
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)

          TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE:
                                 (303) 652-2221

                                                  CALCULATION OF REGISTRATION FEE
===========================================================================================================================
                                                                  Proposed             Proposed
                                                                  Maximum              Maximum
     Title of Securities to be             Amount to be        Offering Price         Aggregate             Amount of
            Registered                      Registered          Per Share(1)      Offering Price(1)      Registration Fee
- ---------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value(2)...       1,450,000 Shares          $29.81            $43,224,500             $14,905
===========================================================================================================================

(1) Estimated solely for the purpose of computing the registration fee, based on the average of the high and low prices for the Common Stock as reported on the Nasdaq National Market System on August 26, 1996.

(2) Including associated Series A Junior Participating Preferred Stock Purchase Rights attached thereto.

================================================================================

                           INCORPORATION BY REFERENCE


     This Registration Statement on Form S-8 relates to the registration of additional shares reserved for issuance under the registrant's 1994 Stock Incentive Plan. Pursuant to General Instruction E. of Form S-8, the contents of the Registration Statement on Form S-8 (Registration No. 33-90572) filed with the Securities and Exchange Commission and effective on March 23, 1995 are hereby incorporated by reference herein.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Niwot, State of Colorado, on the 28th day of August, 1996.

                                       The DII Group, Inc.


                                       By:/s/    Carl R. Vertuca, Jr.
                                          -------------------------------------
                                          Name:  Carl R. Vertuca, Jr.
                                          Title: Senior Vice President and Chief
                                                 Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

                SIGNATURE                  TITLE                              DATE
                ---------                  -----                              ----

/s/      Ronald R. Budacz        Chairman and Chief Executive             August 28, 1996
- -----------------------------              Officer
         Ronald R. Budacz


/s/    Carl R. Vertuca, Jr.    Director, Senior Vice President            August 28, 1996
- -----------------------------    and Chief Financial Officer
       Carl R. Vertuca, Jr.     (Principal Financial Officer)


/s/       Thomas J. Smach        Vice President-Finance and               August 28, 1996
- -----------------------------            Controller
          Thomas J. Smach


/s/      Robert L. Brueck                 Director                        August 28, 1996
- -----------------------------
         Robert L. Brueck


/s/       Lewis E. Burns                  Director                        August 28, 1996
- -----------------------------
          Lewis E. Burns


- -----------------------------             Director                        August __, 1996
          Gary P. Kennedy


/s/       Gary L. Roubos                  Director                        August 28, 1996
- -----------------------------
          Gary L. Roubos


/s/      Gerard T. Wrixon                 Director                        August 28, 1996
- -----------------------------
    Gerard T. Wrixon, Msc. Phd.


/s/     Alexander W. Young                Director                        August 28, 1996
- -----------------------------
        Alexander W. Young

                                INDEX TO EXHIBITS


EXHIBIT
NUMBER                          DESCRIPTION OF DOCUMENT
- ------                          -----------------------

 5              Opinion of Curtis, Mallet-Prevost, Colt & Mosle


23.1            Consent of KPMG Peat Marwick LLP


23.2            Consent of Deloitte & Touche


23.3            Consent of Curtis, Mallet-Prevost, Colt & Mosle (included in
                Exhibit 5)



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